UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2005

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At its regularly scheduled meeting on December 12, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Coinstar, Inc. (the “Company”) established fiscal 2006 base salaries for the four executive officers named in the 2005 proxy statement who remain employed by the Company (the “Executives”): David W. Cole, $400,014; Brian V. Turner, $350,168; Randall J. Fagundo, $325,000; and Alexander C. Camara, $225,000.

Also at the same meeting, the Committee approved grants of restricted stock under the Company’s 1997 Amended and Restated Equity Incentive Plan to the Executives: David W. Cole, 12,000 shares; Brian V. Turner, 10,000 shares; Randall J. Fagundo, 1,700 shares; and Alexander C. Camara, 1,700 shares. These restricted stock awards are made pursuant to the Company’s standard form of restricted stock award agreement and in addition provide that in the event of a merger, reorganization or sale of substantially all of the assets of the Company (“Company Transaction”), any such unvested restricted stock held by Messrs. Cole and Turner shall 100% vest. The Committee also approved that the restricted stock award agreements with Messrs. Fagundo and Camara will provide that in the event that any surviving corporation or its parent refuses to assume or continue such restricted stock awards, or to substitute similar awards for those outstanding under the plan, then with respect to such restricted stock held by the Executives then performing services as an employee, director or consultant, the time during which such restricted stock may be exercised shall accelerate, the vesting of such restricted stock shall be accelerated and the restricted stock terminated if not exercised prior to such event. Further, in the event that Messrs. Fagundo or Camara’s employment or service relationship with the successor company should terminate (i) in connection with a Company Transaction or (ii) subsequently within one year following such Company Transaction, unless such employment or service relationship is terminated by the successor company for cause or by Messrs. Fagundo or Camara voluntarily without good reason, 50% of such terminated Executive’s unvested restricted stock shall vest.

Also, at the same meeting, the Committee approved stock option grants under the Company’s 1997 Amended and Restated Equity Incentive Plan to the Executives: David W. Cole, 75,000 options; Brian V. Turner, 40,000 options; and Randall J. Fagundo, 15,000 shares. These stock option grants are made pursuant to the Company’s standard form of stock option grant agreement and in addition provide that in the event of a Company Transaction, any such unvested stock options held by Messrs. Cole and Turner shall 100% vest. The Committee also approved that the stock option grant agreements with Messrs. Fagundo and Camara will provide that in the event that any surviving corporation or its parent refuses to assume or continue such stock options, or to substitute similar awards for those outstanding under the plan, then with respect to such stock options held by the Executives then performing services as an employee, director or consultant, the time during which such stock options may be exercised shall accelerate, the vesting of such stock options shall be accelerated and the stock options terminated if not exercised prior to such event. Further, in the event that Messrs. Fagundo or Camara’s employment or service relationship with the successor company should terminate (i) in connection with a Company Transaction or (ii) subsequently within one year following such Company Transaction, unless such employment or service relationship is terminated by the successor company for cause or by Messrs. Fagundo or Camara voluntarily without good reason, 50% of such terminated Executive’s unvested stock options shall vest.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: December 16, 2005	By:	/s/ Donald R. Rench
Donald R. Rench
Vice President, General Counsel and Secretary

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